SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 17, 2011

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	33-0489154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2011, the Board of Managers of Ministry Partners Investment Company, LLC (the “Company”) elected Billy M. Dodson as Chief Executive Officer of the Company.  Mr. Dodson has been serving as the Company’s President since May 8, 2006 and will serve as President and Chief Executive Officer.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 12, 2011, the Company held its annual meeting of members.  The primary purpose of the annual meeting was to consider and elect three persons to serve as Class I Managers for a three-year term ending May 31, 2014, or the annual meeting in 2014, whichever occurs first.  The nominations of Arthur G. Black, Van C. Elliott and Jeffrey T. Lauridsen to serve as Class I Managers were considered and all three nominees were elected.  All nominees for election as Class I Managers received a plurality of votes cast.  The final results are as follows:

Name	Votes For	Votes Withheld
Arthur G. Black	109,717	0
Van C. Elliott	109,717	0
Jeffrey T. Lauridsen	109,717	0

Item 9.01                 Financial Statements and Exhibits.

(d)      Exhibits

The following exhibit is attached herewith:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 18, 2011	MINISTRY PARTNERS INVESTMENT COMPANY, LLC

/s/ Billy M. Dodson
Billy M. Dodson
President and Chief Executive Officer